UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 22, 2005

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714

(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000

Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip code)
Commission File Number: 0-019020
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 22, 2005, PetroQuest Energy, Inc., through its wholly owned subsidiary PetroQuest Energy, LLC, entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., Macquarie Bank Limited and Calyon New York Branch. The amendment increases the borrowing base under the credit agreement from $25 million to $40 million. No reductions in the borrowing base are scheduled to occur prior to the first borrowing base re-determination, which is scheduled to occur by April 1, 2006. In addition, the amendment modified one of the restrictive financial covenants under the credit agreement, increasing the maximum ratio of consolidated indebtedness to annualized consolidated EBITDA, determined on a rolling four quarter basis, from 2.5 to 1 to 3 to 1.
     The foregoing description of the amendment is qualified in its entirety by reference to the amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of December 22, 2005, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans, Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A. as lender, agent and issuer of letters of credit, Macquarie Bank Limited as lender, and Calyon New York Branch as lender and syndication agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: December 22, 2005	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1
Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of December 22, 2005, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans, Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A. as lender, agent and issuer of letters of credit, Macquarie Bank Limited as lender, and Calyon New York Branch as lender and syndication agent.